EXHIBIT 99.1
F I N A N C I A L RELATIONS BOARD	n e w s
RE: NN, Inc.
2000 Waters Edge Drive
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Robbie Atkinson	Marilynn Meek
Treasurer & Investor Relations Manager	(General info)
(423) 743-9151	(212) 827-3773

FOR IMMEDIATE RELEASE September 18, 2014

NN, INC. ANNOUNCES THE RETIREMENT OF FRANK GENTRY AND THE APPOINTMENT OF JEFF MANZAGOL AS SENIOR VICE PRESIDENT AND GENERAL MANAGER OF THE METAL BEARING COMPONETS GROUP.

Johnson City, Tenn, September 18, 2014 – NN, Inc. (Nasdaq: NNBR) announced today that effective October 6, 2014 Jeff Manzagol will join the Company as Senior Vice President and General Manager of the Company’s Metal Bearing Components Group. In a planned transition, Mr. Manzagol succeeds Frank Gentry, who will retire at year-end after more than 30 years with NN. Mr. Manzagol will be responsible for directing and coordinating the activities of the Metal Bearing Components Group, as well as for developing the long range goals and achieving strategic operational and financial objectives for the segment.

Richard Holder, President and Chief Executive Officer, commented, “Frank leaves an indelible mark on our Company. With three plus decades of dedicated service to NN’s Metal Bearings Group, he has been a part of nearly every milestone of NN’s history. We thank Frank for his leadership and service and wish him all the best in his well-deserved retirement.”

Mr. Manzagol steps into his role of Senior Vice President with more than 36 years in metal bearings, and high precision manufacturing leadership and experience, most recently as President of the Bearings Division at Kaydon Corporation. Previously, he held various leadership positions at SKF Group, including President, and General Manager of Operations at the Armada, Michigan Facility.

Mr. Holder continued, “Jeff’s extensive knowledge and expertise across all segments of our Metal Bearing Components platform make him uniquely qualified to head this segment of our business. His leadership will be invaluable as we continue to execute our strategic business plan.”

NN, Inc. manufacturers and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis. Headquartered in Johnson City, Tennessee, NN has 25 manufacturing plants in the United States, Western Europe, Eastern Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending or completed acquisitions are also forward-looking statements, including statements relating to the anticipated closing date of an acquisition, the Company’s ability to obtain required regulatory approvals or satisfy closing conditions, the costs of an acquisition and the Company’s source(s) of financing, the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.
For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.